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                                                                  Exhibit 11


                          CASEY'S GENERAL STORES, INC.

                          ----------------------------


                        Computation of Per Share Earnings


                                                  Year Ended April 30,
                                                  --------------------

                                       1998               1997          1996
                                       ----               ----           ----

Net income                             $33,467,497    $27,010,025    $26,767,085
                                       ===========    ===========    ===========

Average common shares
 outstanding                            52,537,954     52,456,746     52,220,838


Average common equivalent
 shares applicable to
 stock options                             387,182        109,474        258,826
                                       -----------    -----------    -----------

                                        52,925,136     52,566,220     52,479,664
                                       ===========    ===========    ===========

Earnings per share-dilutive            $       .63    $       .51    $       .51
                                       ===========    ===========    ===========